Exhibit 99.1

2006-7

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO WEBCAST CONFERENCE REMARKS

HOUSTON (May 16, 2006) – Cameron Senior Vice President and Chief Financial Officer Franklin Myers will participate in a breakout session at the UBS Global Oil & Gas Conference on Wednesday, May 24, 2006. His remarks will be available on a live webcast.

The audio of the conference session will be accessible through a link on Cameron’s website, located at , and is scheduled to begin at 12:55 p.m. Eastern time (11:55 a.m. Central). The session will be archived on Cameron’s website for one week beginning the day after the live webcast.

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com